EXHIBIT 10.26

Wells Fargo Bank Minnesota, National Association	Third Amendment

THIS THIRD AMENDMENT (the “Third Amendment”) dated to be effective as of September 26, 2000 is between WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION (the “Bank”) successor by consolidation to Norwest Bank Minnesota South, National Association and WINLAND ELECTRONICS, INCORPORATED (the “Borrower”).

BACKGROUND

The Borrower and the Bank entered into a Term Loan and Credit Agreement dated as of July 31, 1998, which agreement was amended by First Amendment dated October 23, 1998 and a Second Amendment dated as of September 29, 1999 (as amended, the “Agreement”), pursuant to which the Bank extended to the Borrower 1) a $3,500,000.00 revolving line of credit (the “Line”), 2) a $168,368.75 term loan and 3) a $363,726.00 term loan (together, the “Term Loans”).  Borrowings under the Line are currently evidenced by a revolving note dated September 29, 1999 (the “1999 Revolving Note”).  The Borrower’s obligations to the Bank under the Term Loans are evidenced by Term Notes dated July 31, 1998 and September 29 (the “Term Notes”).

The Borrower has requested that the Bank extend the Line Expiration Date to August 31, 2001.  The Bank is willing to grant this requests subject to the terms and conditions of this Third Amendment.  Capitalized terms not otherwise defined in this Third Amendment shall have the meaning given them in the Agreement.

In consideration of the above premises, the Bank and the Borrower agree that the Agreement is hereby amended as of the date of this Third Amendment as follows:

1.         Section 1.2 of the Agreement is hereby deleted in its entirety and restated as follows:

“1.2       Line Availability Period.  The “Line Availability Period” will mean the period of time from the Effective Date or the date on which all conditions precedent described in this Agreement have been met, whichever is later, to the Line Expiration Date of August 31, 2001.”

2.         To reflect the changes to the Line, the Borrower will replace the existing promissory note by executing and delivering to the Bank a new promissory note in form and content acceptable to the Bank (the “Revolving Note”), which shall replace, but not be deemed to satisfy, the 1999 Revolving Note, and which shall further reflect the same unpaid loan amount as the 1999 Revolving Note as of the date of this Third Amendment.  Each reference in the Agreement to the Revolving Note shall be deemed to refer to the Revolving Note dated as of the date of this Third Amendment.

3.         Sections 8.2(a), 8.2(b), and 8.2(c) are hereby deleted and restated as follows:

“(a)	Debt Service Coverage Ratio. Maintain a ratio of Traditional Cash Flow to Current Maturities of Long Term Debt of at least 1.2 to 1.0 as of the end of each fiscal year.
(b)	Tangible Net Worth. Maintain a minimum Tangible Net Worth of at least $4,400,000.00 as of the end of each fiscal year.
(c)	Total Liabilities to Tangible Net Worth Ratio. Maintain a ratio of total liabilities to Tangible Net Worth of less than 2.50 to 1.0 as of the end of each fiscal year.

4.         The Borrower hereby represents and warrants to the Bank as follows:

            A.        The Agreement as amended by this Third Amendment remains in full force and effect.

            B.         The Borrower has no knowledge of any default under the terms of the Agreement or any note evidencing any of the obligations of the Borrower that are documented in the Agreement, or of any event that with notice or the lapse of time or both would constitute a default under the Agreement or any such notes.

            C.        The execution, delivery and performance of this Third Amendment and all related documentation described in this Third Amendment are within its corporate powers, have been duly authorized and are not in contravention of law or the terms of the Borrower’s articles of incorporation or by–laws, or of any undertaking to which the Borrower is a party or by which it is bound.

            D.        The resolutions set forth in the Corporate Certificate of Authority dated March 26, 1997 and delivered by the Borrower to the Bank have not been amended or rescinded, and remain in full force and effect.

IN WITNESS WHEREOF, the Bank and Borrower have executed this Third Amendment as of the date and year first above written.

WELLS FARGO BANK MINNESOTA,
NATIONAL ASSOCIATION		WINLAND ELECTRONICS, INCORPORATED
By:	/s/ illegible	By:	/s/ W. K. Hankins

Its:	Assistant Vice President	Its:	CEO